UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Notification Not to Stand for Re-Election

On January 6, 2025, Flux Power Holdings, Inc. (the “Company,” “we,” or “us”) was notified by Baker Tilly US, LLP (“Baker Tilly”) that it would not stand for re-election as the Company’s independent registered public accounting firm upon completion of its audit for the fiscal year ended June 30, 2024. Baker Tilly remains engaged to complete its audit of the Company’s financial statements for the fiscal year ended June 30, 2024. Upon completion of its audit of such financial statements and filing of the Form 10-K for the fiscal year ended June 30, 2024, its engagement with the Company will cease.

Baker Tilly’s reports on the Company’s financial statements for the fiscal years ended June 30, 2023 and June 30, 2022, prior to the effects of the pending restatement as disclosed in Form 8-K filed with the Securities and Exchange Commission on September 5, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2023 and June 30, 2022 and the subsequent interim period through January 6, 2025, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Form 10-K for the fiscal year ended June 30, 2023, and the Form 10-Q for the periods ended September 30, 2023, December 31, 2023, and March 31, 2024.

Baker Tilly did not seek the Company’s consent to its decision not to stand for re-election. As a result, neither the Company’s Board of Directors nor the Company’s Audit Committee recommended or approved such decision.

We provided Baker Tilly with the disclosures under this Item 4.01 and requested Baker Tilly to furnish us with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by us in this Item 4.01 and, if not, stating the areas of disagreement. A copy of Baker Tilly’s letter, dated January 8, 2025, is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New Independent Registered Public Accounting

On January 6, 2025, the Audit Committee of the Company completed its selection process and approved the appointment of Haskell & White LLP (“Haskell & White”) as the Company’s independent registered public accounting firm for the year ending June 30, 2025, subject to the completion of Haskell & White’s standard client acceptance procedures and the execution of an engagement letter.

During the Company’s two most recent fiscal years, and the subsequent interim period through January 6, 2025, neither the Company nor anyone acting on its behalf, has consulted with Haskell & White regarding (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that Haskell & White concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
16.1	Letter from Baker Tilly US LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt,
Chief Executive Officer

Dated: January 8, 2025